Exhibit 99.1

For Immediate Release:	For further information, contact:
Patrick Cassidy
ir@mariner-energy.com
(713) 954-5558
Mariner Energy Reports Record Quarterly Financial and Operational Results
Net income up 274% and EPS up 266%
Quarterly revenues and production up 102% and 48%, respectively
Houston, TX — August 7, 2008, Mariner Energy, Inc. (NYSE: ME) today reported record quarterly revenues, income and production for the three-month period ended June 30, 2008. Net income for second quarter 2008 was $123.4 million, an increase of 274% compared with the same period of 2007. Fully-diluted earnings per share (EPS) were $1.39, up 266% from $0.38 fully-diluted EPS reported for the second quarter 2007. Other financial and operational highlights for second quarter 2008 include:
•	Total revenues increased to $429.5 million, up from the $213.1 million reported for the second quarter a year ago

•	Estimated average daily production increased to approximately 390 million cubic feet of natural gas equivalent per day (MMcfe/d)

•	Net cash provided by operations for the six-month period ended June 30, 2008 increased 94% to $551.5 million, up from $283.9 million for the same period in the prior year

•	Six of seven offshore wells drilled were successful

•	100% success rate on 34 West Texas wells drilled
Scott D. Josey, Chairman, Chief Executive Officer and President of Mariner Energy, commented: “Mariner’s second quarter results reflect our strong production growth, diligent cost control efforts, as well as impressive drilling success in all areas—deepwater, shelf and onshore. We further expanded our position in West Texas, to more than 93,000 net acres, up almost 50% from year end 2007. Moreover, we significantly strengthened our balance sheet, resulting in an upgrade from Standard & Poor’s. Our strategy to build a diversified asset base is working, delivering growth in all areas at attractive rates of return and providing significant upside potential. I believe we are on track to deliver record operational and financial results for the full year; and with identified deepwater projects set to come online next year and the continuation of our successful shelf and onshore programs, we expect 2009 to be another strong year as well.”
SECOND QUARTER 2008 RESULTS
Second quarter 2008 net income was $123.4 million, compared with $33.0 million for the same period in 2007. Basic and fully-diluted EPS for second quarter 2008 were $1.40 and $1.39, respectively, up from the $0.38 basic and fully-diluted EPS reported for second quarter 2007.
Mariner’s second quarter 2008 net production was 36.4 billion cubic feet of natural gas equivalent (Bcfe), a 48% increase from 24.6 Bcfe for second quarter 2007. Net natural gas production for second quarter 2008 was 24.4 billion cubic feet (Bcf), a 49% increase compared with the 16.4 Bcf reported for second quarter 2007. Net oil production for second quarter 2008 was up 39% to 1.50 million barrels (MMBbls), compared with 1.08 MMBbls for the same period in 2007. Net natural gas liquids (NGL) production for second quarter 2008 was 0.51 MMBbls, an 81% increase compared with the 0.28 MMBbls reported for second quarter 2007.
For second quarter 2008, Mariner’s average realized natural gas price was $10.27 per thousand cubic feet (Mcf), compared with $8.18 per Mcf for the same period in 2007. Mariner’s average realized oil price was $96.24 per barrel (Bbl) for second quarter 2008, compared with $61.69 per Bbl for the same period in 2007. The second quarter 2008 average realized NGL price was $64.69 per Bbl, compared with $40.51 per Bbl for second quarter 2007. Average realized prices reflect settlements during the period under Mariner’s hedging program.
Mariner provides additional information regarding its hedging activities in quarterly and annual reports filed with the Securities and Exchange Commission (SEC).
OPERATIONAL UPDATE
Offshore
Mariner drilled seven offshore wells during the second quarter of 2008 of which six were successful:

			Water
		Working	Depth
Well Name	Operator	Interest	(Ft)	Location
Eugene Island 342 C17	Mariner	50%	287	Conventional Shelf
West Cameron 110#19	Mariner	100%	41	Conventional Shelf
Vermilion 380 A15ST4	Mariner	100%	340	Conventional Shelf
South Marsh 76 F-2	Mariner	100%	138	Conventional Shelf
Viosca Knoll 821#1	Mariner	30%	1,028	Deepwater (1)
Garden Banks 462#1	Mariner	60%	2,700	Deepwater

(1)	As defined in Mariner’s Form 10-K for the fiscal year ended December 31, 2007, “deepwater” means depths greater than 1,300 feet. Operationally, Mariner characterizes this well as located in the deepwater because its development and infrastructure requirements, such as a subsea tieback, are more typical of Mariner’s deepwater wells. Mariner reports financial results for wells consistent with the definitional scheme set forth in its Form 10-K.
Subsequent to the end of the second quarter period, Mainer drilled four offshore wells, three of which were successful:

			Water
		Working	Depth
Well Name	Operator	Interest	(Ft)	Location
Garden Banks 462#2	Mariner	60%	2,700	Deepwater
Vermilion 380 A21ST1	Mariner	100%	340	Conventional Shelf
East Cameron 14#13	Mariner	50%	33	Conventional Shelf
On August 6, 2008, Mariner had four rigs running on the shelf conducting drilling and well completion operations. This included a completion at East Cameron 14#13 and a workover at Eugene Island 342. Drilling also was underway at two offshore wells:

			Water
		Working	Depth
Well Name	Operator	Interest	(Ft)	Location
Vermilion 380 A16ST1	Mariner	100%	340	Conventional Shelf
Ship Shoal 202#1	Mariner	100%	90	Conventional Shelf
As of August 6, 2008, Mariner has been successful on 13 out of 16 wells in 2008. The company expects to spud 28-30 offshore wells this year.
In July the Minerals Management Service awarded Mariner the remaining blocks on which it was the apparent high bidder in the Central Gulf of Mexico Lease Sale 206 held by the MMS on March 19, 2008. The company received all 19 blocks on which it was the high bidder. Mariner’s net exposure on the awarded bids was $79.1 million, and its working interest ranges from 33% to 100%.
Onshore
In the second quarter of 2008, Mariner drilled 34 wells in West Texas, all of which were successful. As of August 6, 2008, four rigs were running on Mariner’s West Texas properties. Subsequent to the end of the second quarter period,

Mariner drilled 10 onshore wells, all of which were successful. The company has participated in 80 onshore wells year to date and expects to spud between 110 and 120 onshore wells this year.
CONFERENCE CALL TO DISCUSS RESULTS
A conference call has been scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Friday, August 8, 2008, to discuss second quarter 2008 financial and operating results. To participate in the call, please dial (866) 800-8649 at least 10 minutes prior to the scheduled start time. International callers can dial (617) 614-2703. The conference pass code for both numbers is 90544914. The call also will be webcast live over the internet and can be accessed through the Investor Relations’ Webcasts and Presentations section of Mariner’s website at http://www.mariner-energy.com.
A telephonic replay of the call will be available through August 17, 2008, by dialing (888) 286-8010 or (617) 801-6888, pass code 43973434. An archive of the webcast will be available shortly after the call on Mariner’s website through September 30, 2008.
About Mariner Energy, Inc.
Mariner Energy, Inc. is an independent oil and gas exploration, development and production company headquartered in Houston, Texas, with principal operations in West Texas and the Gulf of Mexico. For more information about Mariner, please visit its website at www.mariner-energy.com.
For further information, contact:
Patrick Cassidy, Director, Investor Relations
ir@mariner-energy.com
(713) 954-5558
###

MARINER ENERGY, INC.
SELECTED OPERATIONAL RESULTS (1)
(Unaudited)
Net Production, Realized Pricing and Average Unit Costs

	Three Months Ended
	June 30,
	2008	2007
Net production:
Natural gas (Bcf)	24.4	16.4
Oil (MMBbls)	1.50	1.08
Natural gas liquids (MMBbls)	0.51	0.28
Total production (Bcfe)	36.4	24.6

Realized prices (net of hedging):
Natural gas ($/Mcf)	$10.27	$8.18
Oil ($/Bbl)	96.24	61.69
Natural gas liquids ($/Bbl)	64.69	40.51

Average Unit costs per Mcfe:
Lease operating expense	$1.52	$1.57
Severance and ad valorem taxes	0.14	0.12
Transportation expense	0.12	0.06
General and administrative expense	0.39	0.52
Depreciation, depletion and amortization	3.88	3.82

(1)	Certain prior year amounts have been reclassified to conform to current year presentation.

MARINER ENERGY, INC. AND SUBSIDIARIES
COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS OF OPERATIONS (1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2008	2007
Revenues:
Natural gas	$250,278	$134,082
Oil	144,556	66,678
Natural gas liquids	33,057	11,413
Other revenues	1,561	908

Total revenues	429,452	213,081
Cost and Expenses:
Lease operating expense	55,315	38,601
Severance and ad valorem taxes	5,263	2,888
Transportation expense	4,197	1,403
General and administrative expense	14,360	12,878
Depreciation, depletion and amortization	141,454	93,799
Other expense	677	293

Total costs and expenses	221,266	149,864

OPERATING INCOME	208,186	63,218

Other Income (Expense):
Interest income	281	231
Interest expense, net of capitalized amounts	(17,563)	(13,873)
Other	—	(373)

Income before taxes	190,904	49,203
Provision for income taxes	(67,416)	(16,245)
Minority Interest Expense	(98)	—

NET INCOME	$123,390	$32,958

Earnings per share:
Net income per share-basic	$1.40	$0.38
Net income per share-diluted	$1.39	$0.38

Weighted average shares outstanding-basic	87,984	85,627
Weighted average shares outstanding-diluted	88,829	85,905

(1)	Certain prior year amounts have been reclassified to conform to current year presentation.

MARINER ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2008	December 31, 2007
Current Assets
Cash and cash equivalents	$41,269	$18,589
Receivables, net of allowances	289,214	157,774
Insurance receivables	10,800	26,683
Derivative financial instruments	—	11,863
Intangible assets	5,422	17,209
Prepaid expenses and other	14,906	10,630
Deferred tax asset	119,669	6,232

Total current assets	481,280	248,980

Property and equipment, net	2,964,040	2,420,194
Restricted cash	—	5,000
Goodwill	295,598	295,598
Insurance receivables	28,145	56,924
Derivative financial instruments	—	691
Other Assets, net of amortization	62,166	56,248

TOTAL ASSETS	$3,831,229	$3,083,635

Current Liabilities
Accounts payable	$18,090	$1,064
Accrued liabilities	135,661	96,936
Accrued capital costs	210,510	159,010
Abandonment liability	52,421	30,985
Accrued interest	9,848	7,726
Derivative financial instruments	333,416	19,468

Total current liabilities	759,946	315,189

Long-Term Liabilities
Abandonment liability	208,430	191,021
Deferred income tax	420,885	343,948
Derivative financial instruments	102,459	25,343
Long-term debt, bank credit facility	350,000	179,000
Long-term debt, senior unsecured notes	600,000	600,000
Other long-term liabilities	54,656	38,115

Total long-term liabilities	1,736,430	1,377,427

Minority Interest	189	1

Stockholders’ Equity
Common stock, $.0001 par value; 180,000,000 shares authorized; 88,820,553 shares issued and outstanding at June 30, 2008; 180,000,000 shares authorized, 87,229,312 shares issued and outstanding at December 31, 2007	9	9
Additional paid-in capital	1,057,787	1,054,089
Accumulated other comprehensive loss	(278,144)	(22,576)
Accumulated retained earnings	555,012	359,496

Total stockholders’ equity	1,334,664	1,391,018

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,831,229	$3,083,635

MARINER ENERGY, INC. AND SUBSIDIARIES
SELECTED CASH FLOW INFORMATION (1)
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2008	2007
Operating cash flow (2)	$576,851	$303,918
Changes in operating assets and liabilities	(25,371)	(20,021)

Net cash provided by operating activities	$551,480	$283,897

Net cash used in investing activities	$(696,515)	$(224,467)

Net cash provided by (used in) financing activities	$167,715	$(59,862)

Increase (decrease) in cash and cash equivalents	$22,680	$(432)

(1)	Certain prior year amounts have been reclassified to conform to current year presentation.

(2)	See below for reconciliation of this non-GAAP measure.
IMPORTANT INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
AND CERTAIN STATISTICS
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Mariner assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Our forward-looking statements generally are accompanied by words such as “may”, “will”, “estimate”, “project”, “predict”, “believe”, “expect”, “anticipate”, “potential”, “plan”, “goal”, or other words that convey the uncertainty of future events or outcomes. Forward-looking statements provided in this press release are based on Mariner’s current belief based on currently available information as to the outcome and timing of future events and assumptions that Mariner believes are reasonable. Mariner does not undertake to update its guidance, estimates or other forward-looking statements as conditions change or as additional information becomes available. Mariner cautions that its forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development, production and sale of oil and natural gas. These risks include, but are not limited to, price volatility or inflation, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks described in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and other documents filed by Mariner with the SEC. Any of these factors could cause Mariner’s actual results and plans of Mariner to differ materially from those in the forward-looking statements. Investors are urged to read the Annual Report on Form 10-K for the year ended December 31, 2007 and other documents filed by Mariner with the SEC. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Mariner.
Reconciliation of Non-GAAP Measure: Operating Cash Flow
Operating cash flow (OCF) is not a financial or operating measure under generally accepted accounting principles in the United States of America (GAAP). The table below reconciles OCF to related GAAP information. Mariner believes that OCF is a widely accepted financial indicator that provides additional information about its ability to meet its future requirements for debt service, capital expenditures and working capital, but OCF should not be considered in isolation or as a substitute for net income, operating income, net cash provided by operating activities or any other measure of financial performance presented in accordance with GAAP or as a measure of a company’s profitability or liquidity.

	Six Months Ended June 30,
	2008	2007
	(In thousands)
	(Unaudited)
Net cash provided by operating activities	$551,480	$283,897
Changes in operating assets and liabilities	25,371	20,021

Operating cash flow (non-GAAP)	$576,851	$303,918